Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (this “Amendment”) is dated as of February 1, 2006 by and among Morningstar, Inc., an Illinois corporation (the “Company”), and the purchaser identified on the signature page hereof (the “Purchaser”).

WHEREAS, the Company and Purchaser entered into that certain Purchase Agreement dated as of April 30, 2003, pursuant to the terms of which the Company issued the number of shares of common stock, no par value, of the Company, as identified on the signature page hereof (the “Company Shares”) to Purchaser (the “Purchase Agreement”);

WHEREAS, the Company has consummated an initial public offering and sale of equity securities of the Company pursuant to an S-1 Registration Statement;

WHEREAS, pursuant to Section 4.14 of the Purchase Agreement, Sections 2.3 and 2.4 of the Purchase Agreement have been terminated and no longer are in force and effect; and

WHEREAS, the Company and Purchaser wish to terminate Sections 2.1 and 2.2 of the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, it is agreed as follows:

1.             Effective as of the date hereof, without any further action, Sections 2.1 and 2.2 of the Purchase Agreement shall be deemed terminated and of no further force or effect, and, as a result of such termination, all parties thereto shall be released from any and all further obligations, commitments and liabilities under or in respect of Sections 2.1 and 2.2 or the Purchase Agreement, whether arising prior to, on or after the date hereof.

2.             On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

3.             This Amendment may be executed in any number of counterparts, each of which when so executed shall be an original and all of which shall constitute but one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

MORNINGSTAR, INC.

By:	/s/ Martha Dustin Boudos
Martha Dustin Boudos
Chief Financial Officer

PURCHASER

By:	/s/ Patrick Reinkemeyer

Patrick Reinkemeyer
Number of Shares 11,668

[Signature Page to First Amendment to Purchase Agreement]